Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

ACCO BRANDS POSTS RECORD FULL YEAR SALES, UP 1 PERCENT
2019 EPS $1.06 VERSUS $1.00; RECORD ADJUSTED EPS $1.20
VERSUS $1.14; GENERATES STRONG CASH FROM OPERATIONS

LAKE ZURICH, ILLINOIS, February 11, 2020 - ACCO Brands Corporation (NYSE: ACCO), today reported its fourth quarter and full year results for the period ended December 31, 2019.

Full Year

•	Record net sales $1.96 billion, up 1 percent

•	Comparable sales up 1 percent

•	North America net sales up 3 percent

•	EPS $1.06 versus $1.00 in prior year

•	Record adjusted EPS $1.20 versus $1.14 in 2018

•	Cash from operations $204 million; free cash flow $172 million

•	Returned $89 million to shareholders through share repurchases and dividends

•	Repaid $71 million of debt

Fourth Quarter

•	4Q net sales $537.4 million, up 1.5 percent

•	4Q EPS $0.44 versus $0.34 in prior year

•	Adjusted 4Q EPS $0.46 versus $0.41 in 2018

•	Cash from operations $129 million; free cash flow $118 million

2020 Outlook

•	Net sales (1) percent to 1 percent

•	Adjusted EPS $1.20 to $1.30

•	Free cash flow $165 million to $175 million

"I am very pleased with our results for the fourth quarter and full year and want to congratulate ACCO Brands employees for delivering record annual sales and adjusted EPS, and the second highest free cash flow ever," said Boris Elisman, Chairman, President and Chief Executive Officer of ACCO Brands. "Our company enters a new decade as a growing, well-diversified, branded consumer, school, and office products business with a track record of product innovation, strong in-market execution, and efficient operations. In 2020, we are expecting another year of strong progress against our strategic imperatives," Elisman added.

Full Year 2019 Results

Net sales increased 0.7 percent to $1,955.7 million from $1,941.2 million in 2018 driven by International acquisitions and strong sales in North America, partially offset by negative foreign exchange. Comparable sales increased 0.8 percent from higher sales in North America driven by higher pricing to offset inflation and tariffs.

Operating income was $196.2 million, an increase of $9.2 million, or 4.9 percent, from $187.0 million in 2018. Foreign exchange reduced operating income $6.4 million, or 3.4 percent. Adjusted operating income was $211.4 million, an increase of $8.0 million, or 3.9 percent, from $203.4 million in 2018. The increase in both reported and adjusted operating income was a result of the acquisition of Foroni, higher pricing, and cost savings. These factors were partially offset by inflation and tariffs, unfavorable product mix, adverse foreign exchange, and higher incentive accruals.

Net income was $106.8 million, or $1.06 per share, including $11.5 million of net charges. Net income in 2018 was $106.7 million, or $1.00 per share, which included $16.4 million of net charges. Adjusted net income was $121.6 million, down slightly from $122.0 million in 2018 largely from adverse foreign exchange. Adjusted earnings per share were $1.20 in 2019 compared with $1.14 in 2018. Both reported and adjusted earnings per share benefited from fewer outstanding shares.

2019 Business Segment Results

ACCO Brands North America - Sales of $966.8 million increased 2.8 percent from $940.7 million in 2018. Comparable sales increased 3.1 percent. The sales growth was driven by higher pricing that offset the impact of inflation and tariffs, as well as a strong back-to-school season. Operating income of $131.0 million increased 12.3 percent from $116.6 million in 2018. Adjusted operating income of $136.6 million increased 11.2 percent from $122.8 million in 2018. Both increases were the result of higher sales and cost savings, partially offset by higher incentive accruals.

ACCO Brands EMEA - Sales of $569.3 million decreased 5.9 percent from $605.2 million in 2018, primarily due to adverse foreign exchange that reduced sales 5.6 percent. Comparable sales decreased 0.3 percent. Results in 2018 benefited from strong demand for shredders generated by Europe's new privacy law, making the 2019 sales comparison difficult. After a strong first quarter, demand softened in the second and third quarters, returning to almost flat in the fourth quarter. Operating income of $58.6 million decreased 1.3 percent from $59.4 million in 2018 due to higher input costs, partially offset by lower restructuring charges and cost savings. Adjusted operating income of $60.9 million decreased 9.6 percent from $67.4 million due to lower sales, adverse foreign exchange, and higher input costs.

ACCO Brands International - Sales of $419.6 million increased 6.1 percent from $395.3 million in 2018. The GOBA and Foroni acquisitions added $54.2 million, or 13.7 percent, and adverse foreign exchange reduced sales $18.9 million, or 4.8 percent. Comparable sales decreased 2.8 percent as lost placements in Australia and the exit of low-margin product lines in Asia offset strong back-to-school growth in Brazil. Operating income of $48.5 million decreased 1.4 percent from $49.2 million in 2018 due to lower sales, higher restructuring charges, and adverse foreign exchange, partially offset by acquisitions. Adjusted operating income of $52.8 million increased 4.1 percent from $50.7 million due to acquisitions, partially offset by lower sales and profits in Australia and Asia and adverse foreign exchange.

Fourth Quarter Results

Net sales of $537.4 million rose 1.5 percent from $529.3 million in 2018, as acquisitions added $24.8 million, or 4.7 percent, and adverse foreign exchange reduced sales $10.1 million, or 1.9 percent. Comparable sales decreased 1.3 percent as lower volume more than offset higher pricing.

Operating income was $68.1 million, an increase of $2.1 million, or 3.2 percent, from $66.0 million in 2018 because of higher pricing and cost savings, partially offset by higher charges, adverse foreign exchange, and higher incentive accruals. Foreign exchange reduced operating income $2.3 million, or 3.5 percent. Adjusted operating income was $76.4 million, an increase of $6.3 million, or 9.0 percent, from $70.1 million in 2018. The increase in adjusted operating income was a result of acquisitions, higher pricing, and cost savings, which were partially offset by inflation, adverse foreign exchange, and higher incentive accruals.

Net income was $43.5 million, or $0.44 per share, including net charges of $5.0 million. Net income in 2018 was $35.0 million, or $0.34 per share, including $4.1 million of net charges and higher taxes. Adjusted net income was $45.3 million, or $0.46 per share, compared with $42.9 million, or $0.41 per share, in 2018. The increase in both reported and adjusted net income was largely due to higher operating income. Both reported and adjusted earnings per share benefited from fewer outstanding shares.

Capital Allocation

For the full year, the company generated $203.9 million of net cash from operating activities and $171.6 million of free cash flow, including capital expenditures of $32.8 million. The company repurchased 8.3 million shares for a net $65.0 million, and paid $24.4 million in dividends.

In the fourth quarter, the company generated $128.8 million of net cash from operating activities and $118.3 million of free cash flow, including capital expenditures of $10.9 million. During the quarter the company repaid $116 million of seasonal borrowings. The company also repurchased 0.8 million shares for a net $7.0 million, and paid $6.3 million in dividends.

The company expects to continue to generate strong annual cash flow, and its capital allocation priorities remain funding dividends, strategic acquisitions, debt reduction, and share repurchases.
The company ended the year with a net leverage ratio of 2.7x and continues to target a long-term net leverage ratio in a range of 2.0x-2.5x.

Outlook

The company is initiating an outlook for 2020 that includes an adverse foreign exchange impact of 1 percent on sales and $0.03 on adjusted EPS.

2020 Outlook
Net sales	(1) % to 1%
Adjusted EPS	$1.20 to $1.30
Free Cash Flow	$165 million to $175 million

Webcast

At 8:30 a.m. Eastern time on February 12, 2020, ACCO Brands Corporation will host a conference call to discuss the company's results. The call will be broadcast live via webcast. The webcast can be accessed through the Investor Relations section of www.accobrands.com. The webcast will be in listen-only mode and will be available for replay following the event.

About ACCO Brands Corporation

ACCO Brands Corporation is one of the world's largest designers, marketers and manufacturers of branded academic, consumer and business products. Our widely recognized brands include AT-A-GLANCE®, Barrilito®, Derwent®, Esselte®, Five Star®, Foroni®, GBC®, Hilroy®, Kensington®, Leitz®, Mead®, Quartet®, Rapid®, Rexel®, Swingline®, Tilibra®, Wilson Jones®, and many others. Our products are sold in more than 100 countries around the world. More information about ACCO Brands, the Home of Great Brands Built by Great People, can be found at www.accobrands.com.

Non-GAAP Financial Measures
In addition to financial results reported in accordance with generally accepted accounting principles (GAAP), we have provided certain non-GAAP financial information in this earnings release to aid investors in understanding the Company's performance. Each non-GAAP financial measure is defined and reconciled to its most closely related GAAP financial measure in the "About Non-GAAP Financial Measures" section at the end of this earnings release.

Forward-Looking Statements

Statements contained in this press release, other than statements of historical fact, particularly those anticipating future financial performance, business prospects, growth, operating strategies and similar matters are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which are generally identifiable by the use of the words "will," "believe," "expect," "intend," "anticipate," "estimate," "forecast," "project," "plan," and similar expressions, are subject to certain risks and uncertainties, are made as of the date hereof, and we undertake no duty or obligation to update them. Because actual results may differ materially from those suggested or implied by such forward-looking statements, you should not place undue reliance on them when deciding whether to buy, sell or hold the company’s securities.

Our 2020 guidance is based on certain assumptions, which we believe to be reasonable under the circumstances. These include, without limitation, assumptions regarding the timing, cost and synergies expected from integration of acquisitions; benefits from restructuring activities; the impact of changes in U.S. tax laws and trade policies; changes in the macro environment; fluctuations in foreign currency and tax rates and share count; changes in the competitive landscape, including ongoing uncertainties in the traditional office products channels; as well as other factors described below.

Among the factors that could cause actual results to differ materially from our forward-looking statements are: a relatively limited number of large customers account for a significant percentage of our sales; risks associated with shifts in the channels of distribution for our products; risks associated with foreign currency fluctuations; challenges related to the highly competitive business environments in which we operate, including ongoing uncertainties in the traditional office products channels driven by competition; our ability to develop and market innovative products that meet consumer demands; our ability to grow profitably through acquisitions and expand our product assortment into new and adjacent categories; our ability to successfully integrate acquisitions and achieve the financial and other results anticipated at the time of acquisition, including synergies; risks associated with the changes to U.S. trade policies and regulations, including increased import tariffs and overall uncertainty surrounding international trade relations; the failure, inadequacy or interruption of our information technology systems or supporting infrastructure; risks associated with a cybersecurity incident or information security breach; our ability to successfully expand our business in emerging markets which generally expose us to greater financial, operational, regulatory and compliance and other risks; the effects of the U.S. Tax Cuts and Jobs Act; the impact of litigation or other legal proceedings; risks associated with changes in the cost or availability of raw materials, labor, transportation and other necessary supplies and services and the cost of finished goods; issues that affect consumer spending decisions during periods of economic uncertainty or weakness; the risks associated with outsourcing production of certain of our products, information systems and other administrative functions; the continued decline in the use of certain of our products; risks associated with seasonality; our failure to comply with applicable laws, rules and regulations and self-regulatory requirements and the costs of compliance; the sufficiency of investment returns on pension assets and risks related to actuarial assumptions; any impairment of our intangible assets; risks associated with our indebtedness, including our debt service obligations, limitations imposed by restrictive covenants and our ability to comply with financial ratios and tests; the bankruptcy or financial instability of our customers and suppliers; our ability to secure, protect and maintain our intellectual property rights; product liability claims, recalls or regulatory actions; our ability to attract and retain key employees; the volatility of our stock price; material disruptions of our or our suppliers' operations resulting from circumstances outside our control, including the potential impact of the coronavirus in China and elsewhere, and other risks and uncertainties described in "Part I, Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2018, and in other reports we file with the Securities and Exchange Commission.

For further information:

Christine Hanneman        Julie McEwan
Investor Relations        Media Relations
(847) 796-4320        (937) 974-8162

ACCO Brands Corporation and Subsidiaries
Condensed Consolidated Balance Sheets

	(unaudited)
(in millions)	December 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$27.8	$67.0
Accounts receivable, net	453.7	428.4
Inventories	283.3	340.6
Other current assets	41.2	44.2
Total current assets	806.0	880.2
Total property, plant and equipment	651.7	618.7
Less: accumulated depreciation	(384.6)	(355.0)
Property, plant and equipment, net	267.1	263.7
Right of use asset, leases	101.9	—
Deferred income taxes	119.0	115.1
Goodwill	718.6	708.9
Identifiable intangibles, net	758.6	787.0
Other non-current assets	17.4	31.5
Total assets	$2,788.6	$2,786.4
Liabilities and Stockholders' Equity
Current liabilities:
Notes payable	$3.7	$—
Current portion of long-term debt	29.5	39.5
Accounts payable	245.7	274.6
Accrued compensation	48.5	41.6
Accrued customer program liabilities	99.7	114.5
Lease liabilities	21.8	—
Other current liabilities	139.9	129.0
Total current liabilities	588.8	599.2
Long-term debt, net	777.2	843.0
Long-term lease liabilities	89.8	11.0
Deferred income taxes	177.5	176.2
Pension and post-retirement benefit obligations	283.2	257.2
Other non-current liabilities	98.4	110.1
Total liabilities	2,014.9	1,996.7
Stockholders' equity:
Common stock	1.0	1.1
Treasury stock	(38.2)	(33.9)
Paid-in capital	1,890.8	1,941.0
Accumulated other comprehensive loss	(505.7)	(461.7)
Accumulated deficit	(574.2)	(656.8)
Total stockholders' equity	773.7	789.7
Total liabilities and stockholders' equity	$2,788.6	$2,786.4

ACCO Brands Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2019	2018	% Change	2019	2018	% Change
Net sales	$537.4	$529.3	1.5%	$1,955.7	$1,941.2	0.7%
Cost of products sold	351.4	352.2	(0.2)%	1,322.2	1,313.4	0.7%
Gross profit	186.0	177.1	5.0%	633.5	627.8	0.9%
Operating costs and expenses:
Selling, general and administrative expenses	102.1	97.8	4.4%	389.9	392.4	(0.6)%
Amortization of intangibles	8.6	9.5	(9.5)%	35.4	36.7	(3.5)%
Restructuring charges	7.2	3.8	89.5%	12.0	11.7	2.6%
Total operating costs and expenses	117.9	111.1	6.1%	437.3	440.8	(0.8)%
Operating income	68.1	66.0	3.2%	196.2	187.0	4.9%
Non-operating expense (income):
Interest expense	9.6	10.3	(6.8)%	43.2	41.2	4.9%
Interest income	(0.3)	(0.9)	(66.7)%	(3.2)	(4.4)	(27.3)%
Non-operating pension income	(1.4)	(2.2)	(36.4)%	(5.5)	(9.3)	(40.9)%
Other (income) expense, net	(1.9)	—	NM	(1.8)	1.6	NM
Income before income tax	62.1	58.8	5.6%	163.5	157.9	3.5%
Income tax expense	18.6	23.8	(21.8)%	56.7	51.2	10.7%
Net income	$43.5	$35.0	24.3%	$106.8	$106.7	0.1%

Per share:
Basic income per share	$0.45	$0.34	32.4%	$1.07	$1.02	4.9%
Diluted income per share	$0.44	$0.34	29.4%	$1.06	$1.00	6.0%

Weighted average number of shares outstanding:
Basic	96.8	102.7		99.5	104.8
Diluted	98.3	104.0		101.0	107.0

Dividends per common share	$0.065	$0.060		$0.245	$0.240

Statistics (as a % of Net sales, except Income tax rate)
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2019	2018		2019	2018
Gross profit (Net sales, less Cost of products sold)	34.6%	33.5%		32.4%	32.3%
Selling, general and administrative expenses	19.0%	18.5%		19.9%	20.2%
Operating income	12.7%	12.5%		10.0%	9.6%
Income before income tax	11.6%	11.1%		8.4%	8.1%
Net income	8.1%	6.6%		5.5%	5.5%
Income tax rate	30.0%	40.5%		34.7%	32.4%

ACCO Brands Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Twelve Months Ended December 31,
(in millions)	2019	2018
Operating activities
Net income	$106.8	$106.7
Amortization of inventory step-up	0.9	0.1
Loss on disposal of assets	0.7	0.2
Deferred income tax expense	8.7	22.7
Depreciation	34.9	34.0
Amortization of debt issuance costs	2.3	2.1
Amortization of intangibles	35.4	36.7
Stock-based compensation	10.1	8.8
Loss on debt extinguishment	0.2	0.3
Changes in balance sheet items:
Accounts receivable	(14.8)	46.0
Inventories	71.4	(92.9)
Other assets	(0.4)	5.5
Accounts payable	(32.8)	101.0
Accrued expenses and other liabilities	(26.7)	(72.5)
Accrued income taxes	7.2	(3.9)
Net cash provided by operating activities	203.9	194.8
Investing activities
Additions to property, plant and equipment	(32.8)	(34.1)
Proceeds from the disposition of assets	0.5	0.2
Cost of acquisitions, net of cash acquired	(42.1)	(38.0)
Other assets acquired	(5.2)	—
Net cash used by investing activities	(79.6)	(71.9)
Financing activities
Proceeds from long-term borrowings	325.8	225.3
Repayments of long-term debt	(387.9)	(249.5)
Repayments of notes payable, net	(8.5)	—
Payments for debt issuance costs	(3.4)	(0.6)
Dividends paid	(24.4)	(25.1)
Repurchases of common stock	(65.0)	(75.0)
Payments related to tax withholding for stock-based compensation	(4.2)	(7.5)
Proceeds from the exercise of stock options	4.2	6.8
Net cash used financing activities	(163.4)	(125.6)
Effect of foreign exchange rate changes on cash and cash equivalents	(0.1)	(7.2)
Net decrease in cash and cash equivalents	(39.2)	(9.9)
Cash and cash equivalents
Beginning of the period	67.0	76.9
End of the period	$27.8	$67.0

About Non-GAAP Financial Measures
This earnings release contains non-GAAP financial measures. We explain below how we calculate and use each of these non-GAAP financial measures and a reconciliation of our current period and historical non-GAAP financial measures to the most directly comparable GAAP financial measures follows.

We use our non-GAAP financial measures both to explain our results to stockholders and the investment community and in the internal evaluation and management of our business. We believe our non-GAAP financial measures provide management and investors with a more complete understanding of our underlying operational results and trends, facilitate meaningful period-to-period comparisons and enhance an overall understanding of our past, and future, financial performance.

Our non-GAAP financial measures exclude certain items that may have a material impact upon our reported financial results such as restructuring charges, transaction and integration expenses associated with acquisitions, the impact of foreign currency fluctuation and acquisitions, unusual tax items and other non-recurring items that we consider to be outside of our core operations. These measures should not be considered in isolation or as a substitute for, or superior to, the directly comparable GAAP financial measures and should be read in connection with the company’s financial statements presented in accordance with GAAP.

Our non-GAAP financial measures include the following:

Comparable Net Sales: Represents net sales excluding the impact of acquisitions with current-period foreign operation sales translated at prior-year currency rates. We believe comparable net sales are useful to investors and management because they reflect underlying sales and sales trends without the effect of acquisitions and fluctuations in foreign exchange rates and facilitate meaningful period-to-period comparisons. We sometimes refer to comparable net sales as comparable sales.

Adjusted Gross Profit: Represents gross profit excluding the effect of the amortization of the step-up in inventory from acquisitions. We believe adjusted gross profit is useful to investors and management because it reflects underlying gross profit without the effect of inventory adjustments resulting from acquisitions that we consider to be outside our core operations and facilitates meaningful period-to-period comparisons.

Adjusted Selling, General and Administrative (SG&A) Expenses: Represents selling, general and administrative expenses excluding transaction and integration expenses related to our acquisitions. We believe adjusted SG&A expenses are useful to investors and management because they reflect underlying SG&A expenses without the effect of expenses related to acquiring and integrating acquisitions that we consider to be outside our core operations and facilitate meaningful period-to-period comparisons.

Adjusted Operating Income/Adjusted Income Before Taxes/Adjusted Net Income/Adjusted Net Income Per Diluted Share: Represents operating income, income before taxes, net income, and net income per diluted share excluding restructuring charges, the amortization of the step-up in value of inventory, transaction and integration expenses associated with acquisitions, non-recurring items in interest expense or other income/expense such as expenses associated with debt refinancings and other non-recurring items as well as all unusual and discrete income tax adjustments, including income tax related to the foregoing. We believe these adjusted non-GAAP financial measures are useful to investors and management because they reflect our underlying operating performance before items that we consider to be outside our core operations and facilitate meaningful period-to-period comparisons. Senior management’s incentive compensation is derived, in part, using adjusted operating income and adjusted net income per diluted share, which is derived from adjusted net income. We sometimes refer to adjusted net income per diluted share as adjusted earnings per share.

Adjusted Income Tax Expense/Rate: Represents income tax expense/rate excluding the tax effect of the items that have been excluded from adjusted income before taxes, unusual income tax items such as the impact of tax audits and changes in laws, significant reserves for cash repatriation; excess tax benefits/losses; and other discrete tax items. We believe our adjusted income tax expense/rate is useful to investors because it reflects our baseline income tax expense/rate before benefits/losses and other discrete items that we consider to be outside our core operations and facilitates meaningful period-to-period comparisons.

Adjusted EBITDA: Represents net income excluding the effects of depreciation, stock-based compensation expense, amortization of intangibles, interest expense, net, other (income) expense, net, and income tax expense, the amortization of the step-up in value of inventory, transaction and integration expenses associated with acquisitions, restructuring charges, expenses associated with debt refinancings and other non-recurring items. We believe adjusted EBITDA is useful to investors because it reflects our underlying cash profitability and adjusts for certain non-cash charges, and items that we consider to be outside our core operations and facilitates meaningful period-to-period comparisons.

Free Cash Flow: Represents cash flow from operating activities less cash used for additions to property, plant and equipment, plus cash proceeds from the disposition of assets. We believe free cash flow is useful to investors because it measures our available cash flow for paying dividends, funding strategic acquisitions, reducing debt, and repurchasing shares.

Net Leverage Ratio: Represents total debt, less debt origination costs and cash and cash equivalents divided by Adjusted EBTIDA. We believe that net leverage ratio is useful to investors since the company has the ability to, and may decide to use a portion of its cash and cash equivalents to retire debt.

This earnings release also provides forward-looking non-GAAP adjusted earnings per share, free cash flow, net leverage ratio and adjusted tax rate. We do not provide a reconciliation of forward-looking adjusted earnings per share, free cash flow, net leverage ratio or adjusted tax rate to GAAP because the GAAP financial measure is not accessible on a forward-looking basis and reconciling information is not available without unreasonable effort due to the inherent difficulty of forecasting and quantifying certain amounts that are necessary for such a reconciliation, including adjustments that could be made for restructuring, integration and acquisition-related expenses, the variability of our tax rate and the impact of foreign currency fluctuation and acquisitions, and other charges reflected in our historical numbers. The probable significance of each of these items is high and, based on historical experience, could be material.

ACCO Brands Corporation and Subsidiaries
Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)
(In millions, except per share data)

The following tables set forth a reconciliation of certain Consolidated Statements of Income information reported in accordance with GAAP to adjusted Non-GAAP Information for the twelve months ended December 31, 2019 and 2018.

		Twelve Months Ended December 31, 2019
		Gross Profit	% of Sales	SG&A	% of Sales	Operating Income	% of Sales	Income before Tax	% of Sales	Income Tax Expense (G)	Tax Rate	Net Income	% of Sales
Reported GAAP		$633.5	32.4%	$389.9	19.9%	$196.2	10.0%	$163.5	8.4%	$56.7	34.7%	$106.8	5.5%
Reported GAAP diluted income per share (EPS)												$1.06
Inventory step-up amortization	(A)	0.9		—		0.9		0.9		0.3		0.6
Transaction and integration expenses	(B)	—		(2.3)		2.3		2.3		0.8		1.5
Restructuring charges		—		—		12.0		12.0		3.1		8.9
Refinancing costs	(C)	—		—		—		0.3		0.1		0.2
Operating tax gains	(D)	—		—		—		(4.0)		(1.6)		(2.4)
Brazil tax adjustment	(G)	—		—		—		—		(5.6)		5.6
Other discrete tax items	(G)	—		—		—		—		(0.4)		0.4
Adjusted Non-GAAP		$634.4	32.4%	$387.6	19.8%	$211.4	10.8%	$175.0	8.9%	$53.4	30.5%	$121.6	6.2%
Adjusted diluted income per share (Adjusted EPS)												$1.20

		Twelve Months Ended December 31, 2018
		Gross Profit	% of Sales	SG&A	% of Sales	Operating Income	% of Sales	Income before Tax	% of Sales	Income Tax Expense (G)	Tax Rate	Net Income	% of Sales
Reported GAAP		$627.8	32.3%	$392.4	20.2%	$187.0	9.6%	$157.9	8.1%	$51.2	32.4%	$106.7	5.5%
Reported GAAP diluted income per share (EPS)												$1.00
Inventory step-up amortization	(A)	0.1		—		0.1		0.1		—		0.1
Transaction and integration expenses	(B)	—		(4.6)		4.6		4.6		1.0		3.6
Restructuring charges	(C)	—		—		11.7		11.7		2.9		8.8
Forward points	(E)	—		—		—		(0.6)		0.2		(0.8)
Pension gain	(F)	—		—		—		0.6		(0.2)		0.8
Adjust tax rate to normalized rate	(G)	—		—		—		—		(2.8)		2.8
Adjusted Non-GAAP		$627.9	32.3%	$387.8	20.0%	$203.4	10.5%	$174.3	9.0%	$52.3	30.0%	$122.0	6.3%
Adjusted diluted income per share (Adjusted EPS)												$1.14

See "Notes for Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)" for further information regarding adjusted items on page 12.

ACCO Brands Corporation and Subsidiaries
Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)
(In millions, except per share data)

The following tables set forth a reconciliation of certain Consolidated Statements of Income information reported in accordance with GAAP to adjusted Non-GAAP Information for the three months ended December 31, 2019 and 2018.

		Three Months Ended December 31, 2019
		Gross Profit	% of Sales	SG&A	% of Sales	Operating Income	% of Sales	Income before Tax	% of Sales	Income Tax Expense (G)	Tax Rate	Net Income	% of Sales
Reported GAAP		$186.0	34.6%	$102.1	19.0%	$68.1	12.7%	$62.1	11.6%	$18.6	30.0%	$43.5	8.1%
Reported GAAP diluted income per share (EPS)												$0.44
Inventory step-up amortization	(A)	0.7		—		0.7		0.7		0.3		0.4
Transaction and integration expenses	(B)	—		(0.4)		0.4		0.4		0.3		0.1
Restructuring charges		—		—		7.2		7.2		1.8		5.4
Operating tax gains	(D)	—		—		—		(3.3)		(1.6)		(1.7)
Other discrete tax items	(G)	—		—		—		—		2.4		(2.4)
Adjusted Non-GAAP		$186.7	34.7%	$101.7	18.9%	$76.4	14.2%	$67.1	12.5%	$21.8	32.5%	$45.3	8.4%
Adjusted diluted income per share (Adjusted EPS)												$0.46

		Three Months Ended December 31, 2018
		Gross Profit	% of Sales	SG&A	% of Sales	Operating Income	% of Sales	Income before Tax	% of Sales	Income Tax Expense (G)	Tax Rate	Net Income	% of Sales
Reported GAAP		$177.1	33.5%	$97.8	18.5%	$66.0	12.5%	$58.8	11.1%	$23.8	40.5%	$35.0	6.6%
Reported GAAP diluted income per share (EPS)												$0.34
Inventory step-up amortization	(A)	0.1		—		0.1		0.1		—		0.1
Transaction and integration expenses	(B)	—		(0.2)		0.2		0.2		—		0.2
Restructuring charges		—		—		3.8		3.8		0.9		2.9
Adjust tax rate to normalized rate	(G)	—		—		—		—		(4.7)		4.7
Adjusted Non-GAAP		$177.2	33.5%	$97.6	18.4%	$70.1	13.2%	$62.9	11.9%	$20.0	32.0%	$42.9	8.1%
Adjusted diluted income per share (Adjusted EPS)												$0.41

See "Notes for Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)" for further information regarding adjusted items on page 12.

Notes to Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)

A.
Represents the amortization of step-up in the value of inventory associated with the following acquisitions: Cumberland asset acquisition and Indústria Gráfica Foroni Ltda. ("Foroni") in 2019 and GOBA Internacional, S.A. de C.V. ("GOBA") in 2018.

B.	Represents transaction and integration expenses associated with the acquisitions of GOBA, Cumberland and Foroni in 2019, and Esselte Group Holdings AB ("Esselte") and GOBA in 2018.

C.	Represents the write-off of debt issuance costs and other costs associated with the company's refinancing in the second quarter of 2019.

D.
Represents the gain from the release of unneeded reserves for certain operating taxes related to a pre-acquisition period for GOBA in the third quarter of 2019 of $0.7 million and the gain from certain Brazilian indirect tax credits recognized in the fourth quarter of 2019 of $3.3 million.

E.	Represents the elimination of forward points on a hedged intercompany loan for the GOBA acquisition.

F.	Represents the elimination of a pension curtailment gain related to a restructuring project for the integration of Esselte.

G.
The adjustments to tax expense include the effects of the adjustments outlined in items A - F above in the amount of $0.8 million and discrete tax adjustments of $2.4 million for a total of $3.2 million resulting in an adjusted tax rate of 32.5% for the fourth quarter of 2019, and adjustments in the amount of $2.7 million and discrete tax adjustments of $(6.0) million (including a $5.6 million tax expense related to our Brazilian tax reserve) for a total of $(3.3) million resulting in an adjusted tax rate of 30.5% for the twelve months ended December 31, 2019. Adjusted income taxes in 2018 were recalculated at a normalized tax rate of 30% (the company adjusted the rate in the fourth quarter of 2018 to 30% from 29%, due to lower U.S. income; the impact for the quarter and year-to-date was $1.8 million).

ACCO Brands Corporation and Subsidiaries
Reconciliation of Net Income to Adjusted EBITDA (Unaudited)
(In millions)

The following table sets forth a reconciliation of net income reported in accordance with GAAP to Adjusted EBITDA and Net Leverage Ratio.

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2019	2018	% Change	2019	2018	% Change
Net income	$43.5	$35.0	24.3%	$106.8	$106.7	0.1%
Inventory step-up amortization	0.7	0.1	600.0%	0.9	0.1	800.0%
Transaction and integration expenses	0.4	0.2	100.0%	2.3	4.6	(50.0)%
Restructuring charges	7.2	3.8	89.5%	12.0	11.7	2.6%
Pension curtailment gain	—	—	NM	—	(0.6)	(100.0)%
Depreciation	8.6	8.5	1.2%	34.9	34.0	2.6%
Stock-based compensation	3.8	2.8	35.7%	10.1	8.8	14.8%
Amortization of intangibles	8.6	9.5	(9.5)%	35.4	36.7	(3.5)%
Interest expense, net	9.3	9.4	(1.1)%	40.0	36.8	8.7%
Other (income) expense, net	(1.9)	—	NM	(1.8)	1.6	NM
Income tax expense	18.6	23.8	(21.8)%	56.7	51.2	10.7%
Adjusted EBITDA (non-GAAP)	$98.8	$93.1	6.1%	$297.3	$291.6	2.0%

Adjusted EBITDA as a % of Net Sales	18.4%	17.6%		15.2%	15.0%

Net Leverage Ratio (Net Debt/Adjusted EBITDA):
				2019	2018
Total debt per balance sheet				$810.4	$882.5
Add debt origination costs				5.6	5.5
Less cash and cash equivalents				27.8	67.0
Net Debt (non-GAAP)				$788.2	$821.0

Net Leverage Ratio (non-GAAP)				2.7	2.8

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow (Unaudited)
(In millions)

The following table sets forth a reconciliation of net cash provided by operating activities reported in accordance with GAAP to Free Cash Flow.

	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018	Twelve Months Ended December 31, 2019	Twelve Months Ended December 31, 2018
Net cash provided by operating activities	$128.8	$110.1	$203.9	$194.8

Net cash (used) provided by:
Additions to property, plant and equipment	(10.9)	(7.8)	(32.8)	(34.1)
Proceeds from the disposition of assets	0.4	—	0.5	0.2
Free cash flow (non-GAAP)	$118.3	$102.3	$171.6	$160.9

ACCO Brands Corporation and Subsidiaries
Supplemental Business Segment Information and Reconciliation (Unaudited)
(In millions)

	2019					2018					Changes
					Adjusted					Adjusted
		Reported		Adjusted	Operating		Reported		Adjusted	Operating			Adjusted	Adjusted
		Operating		Operating	Income		Operating		Operating	Income			Operating	Operating
	Reported	Income	Adjusted	Income	(Loss)	Reported	Income	Adjusted	Income	(Loss)	Net Sales	Net Sales	Income	Income	Margin
	Net Sales	(Loss)	Items	(Loss) (A)	Margin (A)	Net Sales	(Loss)	Items	(Loss) (A)	Margin (A)	$	%	(Loss) $	(Loss) %	Points
Q1:
ACCO Brands North America	$160.4	$6.8	$1.4	$8.2	5.1%	$165.6	$2.9	$1.8	$4.7	2.8%	$(5.2)	(3.1)%	$3.5	74.5%	230
ACCO Brands EMEA	146.5	15.9	0.2	16.1	11.0%	154.5	14.1	3.3	17.4	11.3%	(8.0)	(5.2)%	(1.3)	(7.5)%	(30)
ACCO Brands International	87.0	5.6	1.2	6.8	7.8%	85.7	5.8	0.8	6.6	7.7%	1.3	1.5%	0.2	3.0%	10
Corporate	—	(10.4)	0.4	(10.0)		—	(11.1)	0.4	(10.7)		—		0.7
Total	$393.9	$17.9	$3.2	$21.1	5.4%	$405.8	$11.7	$6.3	$18.0	4.4%	$(11.9)	(2.9)%	$3.1	17.2%	100

Q2:
ACCO Brands North America	$307.9	$60.6	$(0.2)	$60.4	19.6%	$282.8	$51.5	$1.6	$53.1	18.8%	$25.1	8.9%	$7.3	13.7%	80
ACCO Brands EMEA	128.3	7.4	—	7.4	5.8%	140.5	8.4	1.8	10.2	7.3%	(12.2)	(8.7)%	(2.8)	(27.5)%	(150)
ACCO Brands International	82.5	4.1	0.3	4.4	5.3%	75.5	3.3	0.3	3.6	4.8%	7.0	9.3%	0.8	22.2%	50
Corporate	—	(10.7)	—	(10.7)		—	(11.4)	0.3	(11.1)		—		0.4
Total	$518.7	$61.4	$0.1	$61.5	11.9%	$498.8	$51.8	$4.0	$55.8	11.2%	$19.9	4.0%	$5.7	10.2%	70

Q3:
ACCO Brands North America	$272.4	$33.7	$1.9	$35.6	13.1%	$263.4	$33.7	$(0.3)	$33.4	12.7%	$9.0	3.4%	$2.2	6.6%	40
ACCO Brands EMEA	133.1	13.8	0.1	13.9	10.4%	143.1	14.6	2.2	16.8	11.7%	(10.0)	(7.0)%	(2.9)	(17.3)%	(130)
ACCO Brands International	100.2	10.8	0.3	11.1	11.1%	100.8	16.1	0.1	16.2	16.1%	(0.6)	(0.6)%	(5.1)	(31.5)%	(500)
Corporate	—	(9.5)	1.3	(8.2)		—	(6.9)	—	(6.9)		—		(1.3)
Total	$505.7	$48.8	$3.6	$52.4	10.4%	$507.3	$57.5	$2.0	$59.5	11.7%	$(1.6)	(0.3)%	$(7.1)	(11.9)%	(130)

Q4:
ACCO Brands North America	$226.1	$29.9	$2.5	$32.4	14.3%	$228.9	$28.5	$3.1	$31.6	13.8%	$(2.8)	(1.2)%	$0.8	2.5%	50
ACCO Brands EMEA	161.4	21.5	2.0	23.5	14.6%	167.1	22.3	0.7	23.0	13.8%	(5.7)	(3.4)%	0.5	2.2%	80
ACCO Brands International	149.9	28.0	2.5	30.5	20.3%	133.3	24.0	0.3	24.3	18.2%	16.6	12.5%	6.2	25.5%	210
Corporate	—	(11.3)	1.3	(10.0)		—	(8.8)	—	(8.8)		—		(1.2)
Total	$537.4	$68.1	$8.3	$76.4	14.2%	$529.3	$66.0	$4.1	$70.1	13.2%	$8.1	1.5%	$6.3	9.0%	100

YTD:
ACCO Brands North America	$966.8	$131.0	$5.6	$136.6	14.1%	$940.7	$116.6	$6.2	$122.8	13.1%	$26.1	2.8%	$13.8	11.2%	100
ACCO Brands EMEA	569.3	58.6	2.3	60.9	10.7%	605.2	59.4	8.0	67.4	11.1%	(35.9)	(5.9)%	(6.5)	(9.6)%	(40)
ACCO Brands International	419.6	48.5	4.3	52.8	12.6%	395.3	49.2	1.5	50.7	12.8%	24.3	6.1%	2.1	4.1%	(20)
Corporate	—	(41.9)	3.0	(38.9)		—	(38.2)	0.7	(37.5)		—		(1.4)
Total	$1,955.7	$196.2	$15.2	$211.4	10.8%	$1,941.2	$187.0	$16.4	$203.4	10.5%	$14.5	0.7%	$8.0	3.9%	30

(A) See "Notes for Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)" for further information regarding adjusted items on page 12.

ACCO Brands Corporation and Subsidiaries
Supplemental Net Sales Change Analysis (Unaudited)

	% Change - Net Sales				$ Change - Net Sales (in millions)
	GAAP	Non-GAAP			GAAP	Non-GAAP

				Comparable				Comparable
	Net Sales	Currency		Net Sales	Net Sales	Currency		Net Sales
	Change	Translation	Acquisition	Change (A)	Change	Translation	Acquisition	Change (A)
Q1 2019:
ACCO Brands North America	(3.1)%	(0.6)%	—%	(2.5)%	$(5.2)	$(1.0)	$—	$(4.2)
ACCO Brands EMEA	(5.2)%	(8.7)%	—%	3.5%	(8.0)	(13.5)	—	5.5
ACCO Brands International	1.5%	(8.3)%	13.8%	(4.0)%	1.3	(7.1)	11.8	(3.4)
Total	(2.9)%	(5.3)%	2.9%	(0.5)%	$(11.9)	$(21.6)	$11.8	$(2.1)

Q2 2019:
ACCO Brands North America	8.9%	(0.5)%	—%	9.4%	$25.1	$(1.3)	$—	$26.4
ACCO Brands EMEA	(8.7)%	(6.3)%	—%	(2.4)%	(12.2)	(8.9)	—	(3.3)
ACCO Brands International	9.3%	(5.2)%	15.8%	(1.3)%	7.0	(3.9)	11.9	(1.0)
Total	4.0%	(2.8)%	2.4%	4.4%	$19.9	$(14.1)	$11.9	$22.1

Q3 2019:
ACCO Brands North America	3.4%	(0.1)%	—%	3.5%	$9.0	$(0.2)	$—	$9.2
ACCO Brands EMEA	(7.0)%	(4.7)%	—%	(2.3)%	(10.0)	(6.7)	—	(3.3)
ACCO Brands International	(0.6)%	(2.8)%	5.7%	(3.5)%	(0.6)	(2.8)	5.7	(3.5)
Total	(0.3)%	(1.9)%	1.1%	0.5%	$(1.6)	$(9.7)	$5.7	$2.4

Q4 2019:
ACCO Brands North America	(1.2)%	—%	—%	(1.2)%	$(2.8)	$—	$—	$(2.8)
ACCO Brands EMEA	(3.4)%	(3.0)%	—%	(0.4)%	(5.7)	(5.0)	—	(0.7)
ACCO Brands International	12.5%	(3.8)%	18.6%	(2.3)%	16.6	(5.1)	24.8	(3.1)
Total	1.5%	(1.9)%	4.7%	(1.3)%	$8.1	$(10.1)	$24.8	$(6.6)

2019 YTD:
ACCO Brands North America	2.8%	(0.3)%	—%	3.1%	$26.1	$(2.5)	$—	$28.6
ACCO Brands EMEA	(5.9)%	(5.6)%	—%	(0.3)%	(35.9)	(34.1)	—	(1.8)
ACCO Brands International	6.1%	(4.8)%	13.7%	(2.8)%	24.3	(18.9)	54.2	(11.0)
Total	0.7%	(2.9)%	2.8%	0.8%	$14.5	$(55.5)	$54.2	$15.8
(A) Comparable net sales represents net sales excluding acquisitions and with current-period foreign operation sales translated at prior-year currency rates.